Exhibit 2


                                                   February 25, 1999


Laser Power Corporation
12777 High Bluff Road
San Diego, CA  92130
Attn:  Dick Sharman

Ladies and Gentlemen:

         In order to facilitate the consideration and negotiation of a possible negotiated transaction involving Union Miniere Inc. (the "Recipient") and Laser Power Corporation (the "Company"), the Recipient has requested access to certain non-public information regarding the Company and its subsidiaries. This letter agreement sets forth the Recipient's obligations regarding the use and disclosure of such information and regarding various related matters.

         The Recipient, intending to be legally bound, acknowledges and agrees as follows:

         1. Limitations on Use and Disclosure of Confidential Information. Subject to section 4 below, neither the Recipient nor any of the Recipient's Representatives (as defined in section 13 below) will, at any time, directly or indirectly:

                  (a) make use of any Confidential Information (as defined in section 12 below), except for the specific purpose of considering, evaluating and negotiating a possible negotiated transaction between the Recipient and the Company; or

                  (b) disclose any Confidential Information to any other Person (as defined in Section 13 below).

The Recipient will be liable and responsible for any breach of this letter agreement by any of its Representatives and for any other action or conduct on the part of any of its Representatives that is inconsistent with any provision of this letter agreement. The Recipient will (at its own expense) take all actions necessary to restrain its Representatives from making any unauthorized use or disclosure of any Confidential Information.

         2. Company Contact. Any request by the Recipient or any of its Representatives to review Confidential Information must be directed to the Company's Chief Executive Officer (the "Company Contact"). Neither the Recipient nor any of the Recipient's Representatives will contact or otherwise communicate with any other Representative of the Company without the prior written authorization of the Company Contact.

Laser Power Corporation
February 25, 1999
Page 2

         3. No Representations by Company. The Company Contact will have the exclusive authority to decide what Confidential Information (if any) is to be made available to the Recipient and its Representatives. Neither the Company nor any of the Company's Representatives will be under any obligation to make any particular Confidential Information available to the Recipient or any of the Recipient's Representatives or to supplement or update any Confidential Information previously furnished. Neither the Company nor any of its Representatives has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and neither the Company nor any of its Representatives will have any liability to the Recipient or to any of the Recipient's Representatives relating to or resulting from the use of any Confidential Information or any inaccuracies or errors therein or omissions therefrom. Only those representations and warranties (if any) that are included in any final definitive written agreement that provides for the consummation of a negotiated transaction between the Recipient and the Company and is validly executed on behalf of the Recipient and the Company (a "Definitive Agreement") will have legal effect.

         4. Permitted Disclosures.

                  (a) Notwithstanding the limitations set forth in section 1 above:

                           (i) the Recipient may disclose Confidential
         Information if and to the extent that the Company consents in writing to the Recipient's disclosure thereof;

                           (ii) subject to section 4(b) below, the Recipient may disclose Confidential Information to any Representative of the Recipient, but only to the extent such Representative (A) needs to know such Confidential Information for the purpose of helping the Recipient evaluate or negotiate a possible negotiated transaction between the Recipient and the Company, and (B) has been provided with a copy of this letter agreement and has agreed to abide and be bound by the provisions hereof; and

                           (iii) subject to section 4(c) below, the Recipient may disclose Confidential Information to the extent required by applicable law or governmental regulation or by valid legal process.

                  (b) If the Company delivers to the Recipient a written notice stating that certain Confidential Information may be disclosed only to specified Representatives of the Recipient then, notwithstanding anything to the contrary contained in section 4(a)(ii) above, the Recipient shall not disclose or permit the disclosure of any of such Confidential Information to any other Representative of the Recipient.

Laser Power Corporation
February 25, 1999
Page 3

                  (c) If the Recipient or any of the Recipient's Representatives is required by law or governmental regulation or by subpoena or other valid legal process to disclose any Confidential Information to any Person, the Recipient will immediately provide the Company with written notice of the applicable law, regulation or process so that the Company may seek a protective order or other appropriate remedy. The Recipient and its Representatives will cooperate fully with the Company and the Company's Representatives in any attempt by the Company to obtain any such protective order or other remedy. If the Company elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that the Recipient disclose Confidential Information, and if the Recipient furnishes the Company with a written opinion of reputable legal counsel acceptable to the Company confirming that the disclosure of such Confidential Information is legally required, then the Recipient may disclose such Confidential Information to the extent legally required; provided, however, that the Recipient and its Representatives will use their best efforts to ensure that such Confidential Information is treated confidentially by each Person to whom it is disclosed.

         5. Return of Confidential Information. Upon the Company's request, the Recipient and the Recipient's Representatives will promptly deliver to the Company any Confidential Information (and all copies thereof) obtained or possessed by the Recipient or any of the Recipient's Representatives; provided, however, that, in lieu of delivering to the Company any written materials of the type described in clause "(b)" of the first sentence of section 12 below, the Recipient may destroy such written materials and deliver to the Company a certificate confirming their destruction. Notwithstanding the delivery to the Company (or the destruction by the Recipient) of Confidential Information pursuant to this section 5, the Recipient and its Representatives will continue to be bound by their confidentiality obligations and other obligations under this letter agreement.

         6. Limitation on Hiring and Soliciting Employees. During the three-year period commencing on the date of this letter agreement, neither the Recipient nor any of the Recipient's Representatives will employ, or solicit or seek to employ, any Person who is an employee of the Company or any subsidiary or other affiliate of the Company as of the date of this letter agreement or who becomes an employee of the Company or of any subsidiary or other affiliate of the Company before the later of March 31, 1999 or the termination of discussions regarding a possible negotiated transaction involving the Recipient and the Company.

         7. Standstill Provisions. During the three-year period commencing on the date of this letter agreement (the "Standstill Period"), neither the Recipient nor any of the Recipient's Representatives will, in any manner, directly or indirectly:

Laser Power Corporation
February 25, 1999
Page 4

                  (a) make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any securities of the Company or any securities of any subsidiary or other affiliate of the Company,
         (ii) any acquisition of any assets of the Company or any assets of any subsidiary or other affiliate of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other affiliate of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary or other affiliate of the Company, or (iv) any "solicitation" of "proxies" (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the Company;

                  (b) form, join or participate in a "group" (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of the Company;

                  (c) act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company;

                  (d) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause "(a)" of this sentence;

                  (e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause "(a)", "(b)", "(c)" or "(d)" of this sentence;

                  (f) assist, induce or encourage any other Person to take any action of the type referred to in clause "(a)", "(b)", "(c)", "(d)" or "(e)" of this sentence;

                  (g) enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing; or

                  (h) request or propose that the Company or any of the Company's Representatives amend, waive or consider the amendment or waiver of any provision set forth in this section 7;

provided, however, that this section 7 shall not preclude the Recipient from acquiring securities of the Company such that following any such acquisition the Recipient owns less than 15% of the outstanding voting stock of the Company; provided further that this section 7 shall not preclude the Recipient from engaging in any transaction approved by a majority of the disinterested members of the Company's Board of Directors; and provided further that the provisions of this section 7 shall not apply to the Recipient in the event that any other Person has

Laser Power Corporation
February 25, 1999
Page 5

taken any publicly disclosed action regarding any of the types of matters set forth in clause "(a)" of this sentence but only for so long as such Person continues to pursue such matters in a bona fide manner.

The expiration of the Standstill Period will not terminate or otherwise affect any of the other provisions of this letter agreement.

         8. No Obligation to Pursue Transaction. Unless the Recipient and the Company enter into a Definitive Agreement, no agreement providing for a transaction involving the Company will be deemed to exist between the Recipient and the Company, and the Company will be under no obligation to negotiate or enter into any such agreement or transaction with the Recipient. The Company reserves the right, in its sole discretion: (a) to conduct any process it deems appropriate with respect to any transaction or proposed transaction involving the Company, and to modify any procedures relating to any such process without giving notice to the Recipient or any other Person; (b) to reject any proposal made by the Recipient or any of the Recipient's Representatives with respect to a transaction involving the Company; and (c) to terminate discussions and negotiations with the Recipient at any time. The Recipient recognizes that, except as expressly provided in any Definitive Agreement between the Recipient and the Company: (i) the Company and its Representatives will be free to negotiate with, and to enter into any agreement or transaction with, any other interested party; and (ii) the Recipient will not have any rights or claims against the Company or any of the Company's Representatives arising out of or relating to any transaction or proposed transaction involving the Company.

         9. No Waiver. No failure or delay by the Company or any of its Representatives in exercising any right, power or privilege under this letter agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this letter agreement. No provision of this letter agreement can be waived or amended except by means of a written instrument that is validly executed on behalf of the Company and that refers specifically to the particular provision or provisions being waived or amended.

         10. Remedies. The Recipient shall indemnify and hold harmless the Company and the Company's Representatives against and from, and shall compensate and reimburse the Company and the Company's Representatives for, any damage, loss, claim, liability or expense (including legal fees and the cost of enforcing the Company's rights under this letter agreement) arising directly or indirectly out of or resulting directly or indirectly from any unauthorized use or disclosure of any Confidential Information or any other breach of this letter agreement. The Recipient acknowledges that money damages would not be a sufficient remedy for any breach of this letter agreement by the Recipient or any of the Recipient's Representatives and that the Company would suffer irreparable harm as a result of any such breach. Accordingly, the

Laser Power Corporation
February 25, 1999
Page 6

Company will also be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach or threatened breach of this letter agreement. The indemnification and equitable remedies referred to above will not be deemed to be the exclusive remedies for a breach of this letter agreement, but rather will be in addition to all other remedies available at law or in equity to the Company. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the Recipient or any of its Representatives has breached this letter agreement, the Recipient will be liable for, and will pay to the Company and the Company's Representatives, the reasonable legal fees incurred by the Company and the Company's Representatives in connection with such litigation (including any appeal relating thereto).

         11. Successors and Assigns; Applicable Law; Jurisdiction and Venue. This letter agreement will be binding upon the Recipient and its Representatives and their respective heirs, successors and assigns, and will inure to the benefit of the Company and its Representatives and their respective heirs, successors and assigns. This letter agreement will be governed by and construed in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws). The Recipient and its Representatives: (a) irrevocably and unconditionally consent and submit to the jurisdiction of the state and federal courts located in the State of California for purposes of any action, suit or proceeding arising out of or relating to this letter agreement;
(b) agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth at the end of this letter agreement shall be effective service of process for any action, suit or proceeding brought against the Recipient or any of the Recipient's Representatives; (c) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this letter agreement in any state or federal court located in the State of California; and (d) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this letter agreement that is brought in any state or federal court located in the State of California has been brought in an inconvenient forum.

         12. Confidential Information. For purposes of this letter agreement, "Confidential Information" will be deemed to include:

                  (a) any information (including any technology, know-how, patent application, test result, research study, business plan, budget, forecast or projection) relating directly or indirectly to the business of the Company, any predecessor entity or any subsidiary or other affiliate of the Company (whether prepared by the Company or by any other Person and whether or not in written form) that is or has been made available to the Recipient or any Representative of the Recipient by or on behalf of the Company or any Representative of the Company;

Laser Power Corporation
February 25, 1999
Page 7

                  (b) any memorandum, analysis, compilation, summary, interpretation, study, report or other document, record or material that is or has been prepared by or for the Recipient or any Representative of the Recipient and that contains, reflects, interprets or is based directly or indirectly upon any information of the type referred to in clause "(a)" of this sentence;

                  (c) the existence and terms of this letter agreement, and the fact that information of the type referred to in clause "(a)" of this sentence has been made available to the Recipient or any of its Representatives; and

                  (d) the fact that discussions or negotiations are or may be taking place with respect to a possible transaction involving the Recipient and the Company, and the proposed terms of any such transaction.

However, "Confidential Information" will not be deemed to include:

                           (i) any information that is or becomes generally available to the public or the Company's stockholders other than as a direct or indirect result of the disclosure of any of such information by the Recipient or by any of the Recipient's Representatives;

                           (ii) any information that was in the Recipient's possession prior to the time it was first made available to the Recipient or any of the Recipient's Representatives by or on behalf of the Company or any of the Company's Representatives, provided that the source of such information was not and is not bound by any contractual or other obligation of confidentiality to the Company or any other Person with respect to any of such information; or

                           (iii) any information that becomes available to the Recipient on a non-confidential basis from a source other than the Company or any of the Company's Representatives, provided that such source is not bound by any contractual or other obligation of confidentiality to the Company or any other Person with respect to any of such information.

         13. Miscellaneous.

                  (a) For purposes of this letter agreement, a party's "Representatives" will be deemed to include each Person that is or becomes (i) a subsidiary or other affiliate of such party, or (ii) an officer, director, employee, partner, attorney, advisor, accountant, agent or representative of such party or of any of such party's subsidiaries or other affiliates; provided, however, that notwithstanding the other provisions of this letter agreement, this letter agreement

Laser Power Corporation
February 25, 1999
Page 8

shall not inhibit in any way Mr. Richard C. Laird in the discharge of his duties and responsibilities as a director of the Company.

                  (b) The term "Person," as used in this letter agreement, will be broadly interpreted to include any individual and any corporation, partnership, entity, group, tribunal or governmental authority.

                  (c) The bold-faced captions appearing in this letter agreement have been included only for convenience and shall not affect or be taken into account in the interpretation of this letter agreement.

                  (d) The invalidity or unenforceability of any provision of this letter agreement shall not affect the validity or enforceability of any other provision of this letter agreement.

                  (e) By making Confidential Information or other information available to the Recipient or the Recipient's Representatives, the Company is not, and shall not be deemed to be, granting (expressly or by implication) any license or other right under or with respect to any patent, trade secret, copyright, trademark or other proprietary or intellectual property right.

                  (f) This letter agreement constitutes the entire agreement between the Recipient and the Company regarding the subject matter hereof and supersedes any prior agreement between the Recipient and the Company regarding the subject matter hereof.


                                            Very truly yours,


                                            UNION MINIERE INC.


                                            By: /s/ Richard C. Laird
                                                --------------------------------

                                            Name: Richard C. Laird

                                            Title: Executive Vice President

                                            Address: 13847 West Virginia Drive
                                                     Lakewood, CO 80228